SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report: December 19, 2003
Date of earliest event reported: October 8, 2003



                            GP Strategies Corporation
             (Exact name of registrant as specified in its charter)



            Delaware                      1-7234                   13-1926739
-------------------------------       ---------------           ---------------
(State or other Jurisdiction          (Commission               (I.R.S. Employer
 of Incorporation File Number)        Identification No.)




777 Westchester Avenue, White Plains, NY                             10604
----------------------------------------                          ----------
(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code:  (914) 249-9700



                                       N/A
          (Former name or former address, if changed since last report)





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Item 2.   Acquisition or Disposition of Assets.

         This Form 8-K/A amends the current report on Form 8-K dated October 8, 2003 (filed October 13, 2003) to amend the Item in which initial information was reported from Item 5 to Item 2 and to include Item 7(b) Pro Forma Combined Statements of Operations for the year ended December 31, 2002 and the nine months ended September 30, 2003, as well as the Pro Forma Combined Balance Sheet as of September 30, 2003.

         On October 8, 2003, GP Strategies Corporation (the "Company") converted $500,000 principal amount of the $3,500,000 Senior Unsecured 8% Note due September 30, 2004 of Five Star Products, Inc. ("Five Star") into 2,000,000 shares of Five Star common stock (the "Five Star Acquisition"). In consideration for the Company agreeing to convert at a conversion price of $0.25 per share, Five Star agreed to terminate the voting agreement between the Company and Five Star. The voting agreement, which by its terms would in any event have terminated on June 30, 2004, provided that the Company (i) would vote its Five Star common stock so that not more than 50% of the members of the Five Star board of directors would be officers or directors of the Company and (ii) would vote on matters other than the election of directors in the same proportion as the other Five Star stockholders.

         The Five Star Acquisition, which was approved by a Special Committee of the Five Star board of directors comprised of an independent non-management director who is unaffiliated with the Company, increased the Company's ownership in Five Star from approximately 48% to approximately 54% of the outstanding Five Star common stock and resulted in the Company obtaining control of Five Star. In addition, the Company continues to own the remaining $3 million principal amount of Five Star's Senior Unsecured 8% Note due September 30, 2004.

Item 7.  Financial Statements and Exhibits.

         (a) Financial Statements of the Business Acquired

         The historical consolidated financial statements of Five Star Products, Inc., including Five Star Products, Inc. consolidated balance sheets as of December 31, 2001 and December 31, 2002, and the consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three fiscal years in the periods ending December 31, 2002 are included in Five Star Products, Inc Form 10-K for its fiscal year ended December 31, 2002 and incorporated by reference.

         The historical consolidated financial statements of Five Star Products, Inc., including Five Star Products, Inc. consolidated condensed balance sheet as of December 31, 2002 and September 30, 2003, and the consolidated condensed statements of operations, comprehensive income and cash flows for the nine months ended September 30, 2002 and September 30, 2003 are included in Five Star Products, Inc Form 10-Q for its fiscal quarter ended September 30, 2003 and incorporated by reference.

         (b) Unaudited Pro Forma Financial Information

         Unaudited Pro Forma Combined Statements of Operations for the year ended December 31, 2002 and the nine months ended September 30, 2003, and the Unaudited Pro Forma Combined Balance Sheet as of September 30, 2003:

         The Unaudited Pro Forma Combined Balance Sheet as of September 30, 2003 is prepared as if the Five Star Acquisition had occurred on such date and the Unaudited Pro Forma Combined Statements of Operations for the year ended

December 31, 2002 and the nine months ended September 30, 2003 are prepared as if the Five Star Acquisition had occurred as of the beginning of such periods. The acquisition is being accounted for as a purchase business combination. Accordingly, the Company has recorded the estimated fair value of the assets and liabilities acquired.

         The unaudited pro forma adjustments are based on management's preliminary estimates of the value of the tangible and intangible assets and liabilities acquired. As a result, the actual adjustments may differ materially from those presented in these Unaudited Pro Forma Combined Financial Statements. A change in the Unaudited Pro Forma Combined Balance Sheet adjustments of the purchase price for an acquisition would primarily result in a reallocation affecting the value assigned to tangible and intangible assets. The income statement effect of these changes will depend on the nature and amount of the assets or liabilities adjusted.

         The Unaudited Pro Forma Combined Financial Statements are presented for informational purposes only and are not necessarily indicative of the financial position or results of operations of the Company that would have occurred had the purchase been consummated as of the dates indicated above. In addition, the Pro Forma Combined Financial Statements are not necessarily indicative of the future financial conditions or operating results of the Company.

         The Unaudited Pro Forma Combined Financial Statements have been prepared by the management of the Company. The statements should be read in conjunction with the Company's historical financial statements and notes thereto for the fiscal year ended December 31, 2002 and the nine months ended September 30, 2003, which are included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as amended, and its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003, as amended. The statements should also be read in conjunction with Five Star's historical financial statements, and the notes thereto for its fiscal year ended December 31, 2002 and the nine months ended September 30, 2003, which are included in Five Star's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003, each of which are incorporated herein by reference.

                            GP STRATEGIES CORPORATION
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
                      (in thousands, except per share data)





                                                          GP              Five Star
                                                      Strategies          Products,           Pro Forma           Pro Forma
                                                   Corporation (1)         Inc. (2)        Adjustments (3)        Combined
                                                   ---------------         --------        ---------------        --------
Sales                                                  $106,352            $75,053                                $181,405
Cost of sales                                           93,598              61,818                                 155,416
------------------------------------------------- ------------------- ------------------- ------------------- ------------------
------------------------------------------------- ------------------- ------------------- ------------------- ------------------
Gross margin                                            12,754              13,235                                 25,989
Selling, general and administrative                    (17,566)            (11,518)             82 (A)            (29,002)
Interest expense                                        (2,659)               (781)            250 (B)             (3,190)
Investment and other income (loss), net                    100                                (250) (B)
                                                                                              (189) (C)              (339)
Valuation adjustment of liability for warrants           1,162                                                      1,162
Gain on sales of marketable securities                     398                                                        398
Minority interest                                                                             (250) (C)              (250)
------------------------------------------------- ------------------- ------------------- ------------------- ------------------
Income (loss) before income taxes                      (5,811)                 936            (357)                (5,232)
Income tax (expense) benefit                             (605)                (393)                                  (998)
------------------------------------------------- ------------------- ------------------- ------------------- ------------------
------------------------------------------------- ------------------- ------------------- ------------------- ------------------
Net  income(loss)                                      $(6,416)               $543           $(357)               $(6,230)
------------------------------------------------- ------------------- ------------------- ------------------- ------------------
Per Share Data:
Basic and diluted loss per share                        $(.38)                                                     $ (.37)
                                                        ======                                                     =======
Weighted average shares used to calculate
earnings per common share amounts                       17,028                                                     17,028
                                                        ======                                                     ======


(1) Represents historical statement of operations of the Company for the nine months ended September 30, 2003, derived from the unaudited consolidated financial statements of the Company included in the Quarterly Report on Form 10-Q.

(2) Represents historical statement of operations of Five Star for the nine months ended September 30, 2003, derived from the unaudited consolidated financial statements of that company included in the Quarterly Report on Form 10-Q.

(3) The Pro Forma adjustments give effect to the acquisition of Five Star as if it were consummated on January 1, 2003.


See accompanying notes to the Unaudited Pro Forma Financial Statements

                            GP STRATEGIES CORPORATION
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002
                      (in thousands, except per share data)





                                                          GP               Five Star
                                                      Strategies           Products,            Pro Forma           Pro Forma
                                                    Corporation (1)         Inc. (2)         Adjustments (3)         Combined
                                                    ---------------         --------         ---------------         --------
Sales                                                  $152,233             $94,074                                  $246,307
Cost of sales                                           134,768              77,461                                   212,229
------------------------------------------------- -------------------- ------------------- --------------------- -----------------
------------------------------------------------- -------------------- ------------------- --------------------- -----------------
Gross margin                                             17,465              16,613                                    34,078
Selling, general and administrative                     (21,042)            (14,763)               104(A)             (35,701)
Interest expense                                         (2,770)             (1,131)               384(B)              (3,517)
Investment and other income (loss), net                  (1,967)                                  (384)B)
                                                                                                  (161)C)              (2,512)
Gain on sales of marketable securities                    2,267                                                         2,267
Minority interest                                                                                 (180)C)                (180)
------------------------------------------------- -------------------- ------------------- --------------------- -----------------
Income (loss) before income taxes                        (6,047)                719               (237)                (5,565)
Income tax (expense) benefit                                819                (328)                                      491
------------------------------------------------- -------------------- ------------------- --------------------- -----------------
------------------------------------------------- -------------------- ------------------- --------------------- -----------------
Net income(loss)                                        $(5,228)               $391               $(237)              $(5,074)
------------------------------------------------- -------------------- ------------------- --------------------- -----------------
------------------------------------------------- -------------------- ------------------- --------------------- -----------------
Per Share Data:
Basic and diluted loss per share                         $ (.34)                                                       $ (.33)
                                                         =======                                                       =======
Weighted average shares used to calculate
earnings per common share amounts                         15,370                                                        15,370
                                                          ======                                                        ======




(1) Represents historical statement of operations of the Company for the year ended December 31, 2002, derived from the audited consolidated financial statements of the Company included in the Annual Report on Form 10-K.

(2) Represents historical statement of operations of Five Star for the year ended December 31, 2002, derived from the audited consolidated financial statements of that company included in the Annual Report on Form 10-K.

(3) The Pro Forma adjustments give effect to the acquisition of Five Star as if it were consummated on January 1, 2002.


See accompanying notes to the Unaudited Pro Forma Financial Statements

                            GP STRATEGIES CORPORATION
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2003
                                 (in thousands)

                                                                  GP               Five Star
                                                              Strategies           Products,            Pro Forma         Pro Forma
                                                            Corporation (1)         Inc. (2)         Adjustments (3)       Combined
                                                            ---------------         --------         ---------------       --------
--------------------------------------------------------- -------------------- ------------------- -------------------- ------------
Assets
Current assets
Cash and cash equivalents                                       $2,863              $ 7                                     $2,870
Accounts and other receivables, net                             23,878               13,268              (100)(B)           37,046
Inventories                                                      1,803               20,222                                 22,025
Costs and estimated earnings in excess of billings              11,217                                                      11,217
Prepaid expenses and other current assets                        4,503                  427                                  4,930
--------------------------------------------------------- -------------------- ------------------- -------------------- -----------
--------------------------------------------------------- -------------------- ------------------- -------------------- -----------
Total current assets                                            44,264               33,924              (100)              78,088
--------------------------------------------------------- -------------------- ------------------- -------------------- -----------
Investments, marketable securities and note receivable
                                                                11,916                                 (3,500)(B)
                                                                                                       (1,532)(D)           6,884
Property, plant and equipment, net                               8,150                787                (307)(A)(E)        8,630
Goodwill                                                        57,554                                                      57,554
Deferred tax asset                                              10,754                229                (124)(G)
                                                                                                          120 (F)          10,979
Other assets                                                     6,083                 78                                   6,161
--------------------------------------------------------- -------------------- ------------------- -------------------- -----------
--------------------------------------------------------- -------------------- ------------------- -------------------- -----------
Total assets                                                  $138,721             $35,018             $(5,443)          $168,296
--------------------------------------------------------- -------------------- ------------------- -------------------- -----------
--------------------------------------------------------- -------------------- ------------------- -------------------- -----------

Liabilities and stockholders' equity
Current liabilities
Short-term borrowing and current maturities of
long-term debt                                                  $13,389              17,616                                $31,005
Accounts payable and accrued expenses                            18,550              10,063             (100)(B)            28,513
Billings in excess of costs and estimated earnings on
uncompleted contracts                                             4,955                                                      4,955
--------------------------------------------------------- -------------------- ------------------- -------------------- -----------
--------------------------------------------------------- -------------------- ------------------- -------------------- -----------
Total current liabilities                                        36,894              27,679              (100)              64,473
--------------------------------------------------------- -------------------- ------------------- -------------------- -----------
--------------------------------------------------------- -------------------- ------------------- -------------------- -----------
Long-term debt less current maturities                           7,974               3,500             (3,500)(B)           7,974
Other non-current liabilities                                    1,134                                                      1,134
Minority interest                                                                                       1,996(D)            1,996

Stockholders' equity
Common stock                                                      163                 153               (153)(D)              163
Class B common stock                                              12                                                           12
Capital in excess of par value                                  195,143              8,071             (8,071)(D)          195,143
Retained earnings (deficit)                                    (99,583)             (4,363)             4,363(D)           (99,583)
Accumulated other comprehensive income (loss)                      456                  21                (21)(D)              456
Note receivable from stockholder                                (3,258)                                                     (3,258)
Treasury stock, at cost                                          (214)                (43)                43(D)               (214)
--------------------------------------------------------- -------------------- ------------------- -------------------- -----------
Total stockholders' equity                                     92,719               3,839               (3,839)             92,719
--------------------------------------------------------- -------------------- ------------------- -------------------- -----------
--------------------------------------------------------- -------------------- ------------------- -------------------- -----------
Total liabilities and stockholders' equity                     $138,721             $35,018             $(5,443)           $168,296
--------------------------------------------------------- -------------------- ------------------- -------------------- -----------


(1) Represents historical balance sheet of the Company as of September 30, 2003, derived from the unaudited consolidated financial statements of the Company included in the Quarterly Report on Form 10-Q.

(2) Represents historical balance sheet of Five Star as of September 30, 2003, derived from the unaudited consolidated financial statements of that company included in the Quarterly Report on Form 10-Q.

(3) The Pro Forma adjustments give effect to the acquisition of Five Star as if it were consummated on September 30, 2003.


See accompanying notes to the Unaudited Pro Forma Financial Statements

                            GP STRATEGIES CORPORATION
           Notes to Unaudited Pro Forma Combined Financial Statements


(A) To reduce property, plant and equipment and related depreciation expense to reflect the allocation of negative goodwill arising in purchase accounting.

(B) To eliminate loans and balances due the Company from Five Star and the related interest.

(C) To eliminate the Company's equity in earnings of Five Star and record earnings of minority interest as a result of the acquisition of Five Star.

(D) To eliminate the Company's equity investment in Five Star and record minority interest as a result of the acquisition of Five Star.

(E) The Five Star Acquisition has been included in the Unaudited Pro Forma Balance Sheet as if the acquisition were consummated at September 30, 2003. The excess of the related net assets over the purchase price is determined as follows:

                                 (in thousands)



      Five Star net assets as of September 30, 2003                      $3,839
      Additional net assets arising from the Five Star Acquisition          500
      The Company's investment in Five Star as of September 30, 2003     (1,532)
      Minority interest                                                  (1,996)
      --------------------------------------------------------------------------
      --------------------------------------------------------------------------
      Net assets acquired                                                   811
      --------------------------------------------------------------------------
      --------------------------------------------------------------------------

      Purchase price:
      Additional investment arising from the Five Star Acquisition          500
      --------------------------------------------------------------------------
      --------------------------------------------------------------------------
      Excess of net assets acquired over the purchase price prior
      to the deferred tax asset adjustment                                  311
      --------------------------------------------------------------------------
      --------------------------------------------------------------------------

      Deferred tax asset adjustment - Note (G)                             (124)
      --------------------------------------------------------------------------
      Excess of net assets acquired over the purchase price,
      net of tax effect of $120                                            $187
      --------------------------------------------------------------------------


(F) To record the tax effect of the negative goodwill arising in purchase accounting which reduced property, plant and equipment.

(G) To eliminate the portion of Five Star's deferred tax asset that is allocable to the Company.

EXHIBITS.

23.1 Consent of Eisner LLP as Independent Auditors to Five Star Products, Inc.

99.1 GP Strategies Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed on April 15, 2003 and amended on April 29, 2003.*

99.2 GP Strategies Corporation Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003, filed on November 19, 2003 and amended on November 20, 2003.*

99.3 Five Star Products, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed on April 15, 2003. *

99.4 Five Star Products, Inc Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003, filed on November 14, 2003.*

*  Previously filed

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       GP Strategies Corporation


Date: December 19, 2003                By:   Scott N. Greenberg, President and
                                             Chief Financial Officer



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